Exhibit 99.1

Press Contact:	Investor Contact:
Meghan Fintland	Kris Newton
NetApp	NetApp
408-822-1389	408-822-3312
Mehgan.Fintland@netapp.com	Kris.Newton@netapp.com

NETAPP REPORTS FIRST QUARTER FISCAL YEAR 2015 RESULTS

Net Revenues of $1.49 Billion; Non-GAAP EPS of $0.60, Up 13% Year-over-Year

•	Completed refresh of FAS product line and introduced new all-flash products

•	Clustered Data ONTAP® node shipments increased 177% year-over-year

•	Flash capacity shipped more than doubled year-over-year

Sunnyvale, Calif.—August 13, 2014—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2015 ended July 25, 2014.

First Quarter Financial Results
Net revenues for the first quarter of fiscal year 2015 were $1.49 billion. GAAP net income for the first quarter of fiscal year 2015 was $88 million, or $0.27 per share,1 compared to GAAP net income of $82 million, or $0.23 per share, for the comparable period of the prior year. Non-GAAP net income for the first quarter of fiscal year 2015 was $198 million, or $0.60 per share,2 compared to non-GAAP net income of $192 million, or $0.53 per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments
NetApp ended the first quarter of fiscal year 2015 with $5.56 billion of total cash, cash equivalents and investments and during the quarter generated $216 million in cash from operations. The company returned $172 million to shareholders during the quarter through share repurchases and a cash dividend. The next dividend in the amount of $0.165 per share will be paid on October 22, 2014 to shareholders of record as of the close of business on October 10, 2014.

“More large enterprises are relying on NetApp to help them bridge the on-premises architectures of today with the requirement to leverage multiple cloud services in the future,” said Tom Georgens, Chairman and CEO. “Our best-in-class portfolio is driving momentum, enabling us to invest in continued innovation while delivering shareholder value.”

Q2 Fiscal Year 2015 Outlook
The Company provided the following financial guidance for the second quarter of fiscal year 2015:
•	Net revenues are expected to be in the range of $1.49 billion to $1.59 billion

•	GAAP earnings per share is expected to be in the range of $0.45 to $0.50 per share

•	Non-GAAP earnings per share is expected to be in the range of $0.66 to $0.71 per share

Business Highlights

•	NetApp Delivers New Products:

-	NetApp® FAS8080 EX. The unified FAS8080 EX array is purpose-built for the most demanding business-critical applications with advanced quality-of-service capabilities to enable predictable performance.

-	NetApp FAS2500. The FAS2500 delivers optimal price/performance at an entry-level price point, while simplifying storage management operations.

-
All-flash FAS Products. New NetApp all-flash FAS products combine the high performance and low latency of flash with the enterprise reliability and extensive data management of NetApp Data ONTAP® software.

-
Updated OnCommand® Portfolio. OnCommand enables customers to better control clustered Data ONTAP and multivendor storage environments, driving down storage costs, improving service delivery through open integration, and maximizing investment by providing flexible reporting and cost analysis.

•	NetApp Strengthens Partnerships:

-
Delivered NetApp Private Storage (NPS) for Microsoft Azure. Building on its portfolio of Microsoft Cloud solutions, NetApp introduced NPS for Microsoft Azure, enabling customers to extend their IT infrastructure to Microsoft Azure to create a seamless, secure hybrid cloud environment.

-
Deepened Equinix Hybrid Cloud Partnership. The Equinix Cloud Exchange can dynamically connect NetApp Private Storage customers to multiple public clouds so that they can confidently explore multi-cloud deployments to handle large, complex workflows more efficiently.

-	Achieved $3 billion in FlexPod® Joint Sales for NetApp and Cisco. The industry’s leading integrated infrastructure solution has generated $3 billion in joint sales since its launch in 2010.

•	NetApp Provides Cloud Service Architecture:

-
State Government Agency Implements NetApp Private Cloud Architecture. The State of California Natural Resources Agency is a model for cloud service architectures deploying NetApp’s clustered Data ONTAP operating system, OnCommand System Manager, and FAS hybrid storage systems as part of its multitenant private cloud.

Webcast and Conference Call Information
NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp
NetApp creates innovative storage and data management solutions that deliver outstanding cost efficiency and accelerate business breakthroughs. Our commitment to living our core values and consistently being recognized as a great place to work around the world are fundamental to our long-term growth and success, as well as the success of our pathway partners and customers. Discover our passion for helping companies around the world at www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Q2 Fiscal Year 2015 Outlook section relating to the financial guidance for the second quarter of fiscal year 2015 and statements regarding the benefits to us and our customers of our products and partnerships, including those statements under the Business Highlights section. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality, and matters specific to our business, such as customer demand for and acceptance of our products and services and changes in storage consumption models. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
###
NetApp, the NetApp logo, Data ONTAP, Flex Pod, and OnCommand are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

1GAAP earnings per share is calculated using the diluted number of shares for all periods presented.
2Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes  a non-GAAP tax provision based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Effective the first quarter of fiscal 2015, the non-GAAP tax provision also excludes, when applicable,  (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal R&D credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of share for all periods presented.  A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Effective the first quarter of fiscal 2015, the non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal R&D credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future.

We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has limitations and they should not solely be used to evaluate our Company without reference to their corresponding GAAP financial measures. As such, we provide both non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure Company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure Company performance for the purposes of determining employee incentive plan compensation.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 25, 2014	April 25, 2014

ASSETS

Current assets:
Cash, cash equivalents and investments	$5,564.2	$5,003.3
Accounts receivable, net	585.4	855.9
Inventories	104.2	122.4
Other current assets	494.3	489.7
Total current assets	6,748.1	6,471.3

Property and equipment, net	1,098.0	1,108.8
Goodwill and purchased intangible assets, net	1,095.1	1,109.6
Other non-current assets	531.2	529.5
Total assets	$9,472.4	$9,219.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$183.1	$247.0
Accrued compensation and other current liabilities	561.4	793.8
Short-term deferred revenue	1,656.4	1,653.8
Total current liabilities	2,400.9	2,694.6

Long-term debt	1,494.1	995.5
Other long-term liabilities	320.8	296.2
Long-term deferred revenue	1,419.9	1,446.4
Total liabilities	5,635.7	5,432.7

Stockholders' equity	3,836.7	3,786.5
Total liabilities and stockholders' equity	$9,472.4	$9,219.2

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	July 25, 2014	July 26, 2013

Revenues:
Product	$882.6	$930.8
Software entitlements and maintenance	221.3	228.5
Service	385.3	356.9
Net revenues	1,489.2	1,516.2

Cost of revenues:
Cost of product	394.2	449.9
Cost of software entitlements and maintenance	8.2	7.5
Cost of service	148.7	149.2
Total cost of revenues	551.1	606.6
Gross profit	938.1	909.6

Operating expenses:
Sales and marketing	480.2	467.8
Research and development	228.0	228.1
General and administrative	70.0	68.4
Restructuring and other charges	-	48.4
Total operating expenses	778.2	812.7

Income from operations	159.9	96.9

Other income/(expense), net:
Interest income	8.3	10.0
Interest expense	(9.0)	(16.5)
Other income, net	0.5	1.9
Total other income/(expense), net	(0.2)	(4.6)

Income before income taxes	159.7	92.3

Provision for income taxes	71.3	10.7

Net income	$88.4	$81.6

Net income per share:
Basic	$0.27	$0.23
Diluted	$0.27	$0.23

Shares used in net income per share calculations:
Basic	323.5	350.9
Diluted	329.1	359.9

Cash dividends declared per share	$0.165	$0.150

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended
	July 25, 2014	July 26, 2013

Cash flows from operating activities:
Net income	$88.4	$81.6
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	77.5	85.9
Stock-based compensation	62.3	66.3
Accretion of discount and issuance costs on debt	0.6	8.2
Excess tax benefit from stock-based compensation	(42.6)	(0.1)
Other, net	45.1	(35.4)
Changes in assets and liabilities, net of acquired businesses:
Accounts receivable	271.5	265.2
Inventories	18.1	22.9
Accounts payable	(62.3)	(37.9)
Accrued compensation and other current liabilities	(227.1)	(175.4)
Deferred revenue	(26.5)	(54.3)
Changes in other operating assets and liabilities, net	10.5	58.8
Net cash provided by operating activities	215.5	285.8
Cash flows from investing activities:
Redemptions (purchases) of investments, net	191.2	390.0
Purchases of property and equipment	(58.4)	(65.3)
Other investing activities, net	0.2	1.2
Net cash provided by investing activities	133.0	325.9
Cash flows from financing activities:
Issuance of common stock	28.4	71.5
Repurchase of common stock and forward contract	(118.9)	(849.5)
Excess tax benefit from stock-based compensation	42.6	0.1
Repayment of debt	-	(1,264.9)
Issuance of long-term debt, net	494.7	-
Dividends paid	(53.4)	(51.4)
Other financing activities, net	(1.8)	9.5
Net cash provided by (used in) financing activities	391.6	(2,084.7)

Effect of exchange rate changes on cash and cash equivalents	0.5	(7.3)

Net increase (decrease) in cash and cash equivalents	740.6	(1,480.3)
Cash and cash equivalents:
Beginning of period	2,291.0	3,277.1
End of period	$3,031.6	$1,796.8

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q1 FY’15	Q4 FY’14	Q1 FY’14
Revenues
Product Revenue	$882.6	$1,042.8	$930.8
Software Entitlements & Maintenance Revenue (SEM)	221.3	227.5	228.5
Service Revenue:	385.3	378.7	356.9
Hardware Maintenance Support Contracts Revenue	302.8	293.7	273.6
Professional & Other Services Revenue	82.5	85.0	83.2
Net Revenues	$1,489.2	$1,649.0	$1,516.2

Branded and OEM Revenues
	Q1 FY’15	Q4 FY’14	Q1 FY’14
Branded Revenue	$1,360.5	$1,539.2	$1,349.7
OEM Revenue	128.7	109.8	166.5
Net Revenues	$1,489.2	$1,649.0	$1,516.2

Branded revenue includes revenue from all products and services sold directly by us or our partners under the NetApp brand, including NetApp branded E-Series products and solutions.
OEM revenue comprises revenue from the sale of our products by other companies under their brands and includes revenue from IBM, Fujitsu, and other E-Series OEM relationships.

Geographic Mix
	% of Q1 FY'15 Revenue	% of Q4 FY’14 Revenue	% of Q1 FY’14 Revenue
Americas	56%	56%	57%
Americas Commercial	44%	43%	44%
U.S. Public Sector	12%	12%	12%
EMEA	30%	31%	30%
Asia Pacific	14%	13%	14%

Pathways Mix
	% of Q1 FY'15 Revenue	% of Q4 FY’14 Revenue	% of Q1 FY’14 Revenue
Direct	21%	17%	20%
Indirect	79%	83%	80%

Direct revenues are those sold through our direct sales force. Indirect revenues include those sold through value-added resellers, system integrators, OEMs and distributors.
Indirect revenue mix reflects order fulfillment and is not reflective of who is responsible for the customer relationship.

Non-GAAP Gross Margins
	Q1 FY’15	Q4 FY’14	Q1 FY’14
Non-GAAP Gross Margin	64.3%	64.4%	61.3%
Product	57.1%	58.0%	53.3%
Software Entitlements & Maintenance (SEM)	96.3%	96.5%	96.7%
Service	62.7%	62.7%	59.5%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q1 FY’15	Q4 FY’14	Q1 FY’14
Non-GAAP Income from Operations	$236.7	$344.4	$226.5
% of Net Revenue	15.9%	20.9%	14.9%
Non-GAAP Income before Income Taxes	$236.5	$347.2	$230.1
Non-GAAP Effective Tax Rate	16.5%	18.1%	16.6%

Non-GAAP Net Income
	Q1 FY’15	Q4 FY’14	Q1 FY’14
Non-GAAP Net Income	$197.5	$284.2	$191.9
Weighted Average Common Shares Outstanding, Diluted	329.1	336.4	359.9
Non-GAAP Net Income per Share, Diluted	$0.60	$0.84	$0.53

Select Balance Sheet Items
	Q1 FY’15	Q4 FY’14	Q1 FY’14
Deferred Revenue	$3,076.3	$3,100.2	$2,941.3
DSO (days)	36	47	32
Inventory Turns	20	19	20

Days sales outstanding (DSO) is defined as accounts receivable, net divided by net revenue, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY’15	Q4 FY’14	Q1 FY’14
Net Cash Provided by Operating Activities	$215.5	$369.5	$285.8
Purchases of Property and Equipment	$58.4	$56.0	$65.3
Free Cash Flow	$157.1	$313.5	$220.5
Free Cash Flow as % of Total Revenue	10.5%	19.0%	14.5%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY15	Q4'FY14	Q1'FY14

NET INCOME	$88.4	$197.0	$81.6
Adjustments:
Amortization of intangible assets	14.5	14.6	14.9
Stock-based compensation	62.3	67.2	66.3
Restructuring and other charges	-	38.8	48.4
Non-cash interest expense	-	-	8.2
Income tax effect of non-GAAP adjustments	(15.1)	(33.4)	(27.5)
Settlement of income tax audit	47.4	-	-
NON-GAAP NET INCOME	$197.5	$284.2	$191.9

COST OF REVENUES	$551.1	$607.0	$606.6
Adjustments:
Amortization of intangible assets	(14.3)	(14.3)	(14.3)
Stock-based compensation	(5.9)	(5.3)	(5.3)
NON-GAAP COST OF REVENUES	$530.9	$587.4	$587.0

COST OF PRODUCT REVENUES	$394.2	$453.2	$449.9
Adjustments:
Amortization of intangible assets	(13.7)	(13.7)	(13.7)
Stock-based compensation	(1.5)	(1.4)	(1.3)
NON-GAAP COST OF PRODUCT REVENUES	$379.0	$438.1	$434.9

COST OF SERVICE REVENUES	$148.7	$145.8	$149.2
Adjustments:
Amortization of intangible assets	(0.6)	(0.6)	(0.6)
Stock-based compensation	(4.4)	(3.9)	(4.0)
NON-GAAP COST OF SERVICE REVENUES	$143.7	$141.3	$144.6

GROSS PROFIT	$938.1	$1,042.0	$909.6
Adjustments:
Amortization of intangible assets	14.3	14.3	14.3
Stock-based compensation	5.9	5.3	5.3
NON-GAAP GROSS PROFIT	$958.3	$1,061.6	$929.2

SALES AND MARKETING EXPENSES	$480.2	$475.0	$467.8
Adjustments:
Amortization of intangible assets	(0.2)	(0.3)	(0.6)
Stock-based compensation	(27.0)	(30.4)	(30.5)
NON-GAAP SALES AND MARKETING EXPENSES	$453.0	$444.3	$436.7

RESEARCH AND DEVELOPMENT EXPENSES	$228.0	$230.7	$228.1
Adjustment:
Stock-based compensation	(21.5)	(21.1)	(21.4)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$206.5	$209.6	$206.7

GENERAL AND ADMINISTRATIVE EXPENSES	$70.0	$73.7	$68.4
Adjustment:
Stock-based compensation	(7.9)	(10.4)	(9.1)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$62.1	$63.3	$59.3

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY15	Q4'FY14	Q1'FY14

RESTRUCTURING AND OTHER CHARGES	$-	$38.8	$48.4
Adjustment:
Restructuring and other charges	-	(38.8)	(48.4)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$-	$-	$-

OPERATING EXPENSES	$778.2	$818.2	$812.7
Adjustments:
Amortization of intangible assets	(0.2)	(0.3)	(0.6)
Stock-based compensation	(56.4)	(61.9)	(61.0)
Restructuring and other charges	-	(38.8)	(48.4)
NON-GAAP OPERATING EXPENSES	$721.6	$717.2	$702.7

INCOME FROM OPERATIONS	$159.9	$223.8	$96.9
Adjustments:
Amortization of intangible assets	14.5	14.6	14.9
Stock-based compensation	62.3	67.2	66.3
Restructuring and other charges	-	38.8	48.4
NON-GAAP INCOME FROM OPERATIONS	$236.7	$344.4	$226.5

TOTAL OTHER INCOME (EXPENSE), NET	$(0.2)	$2.8	$(4.6)
Adjustment:
Non-cash interest expense	-	-	8.2
NON-GAAP TOTAL OTHER INCOME, NET	$(0.2)	$2.8	$3.6

INCOME BEFORE INCOME TAXES	$159.7	$226.6	$92.3
Adjustments:
Amortization of intangible assets	14.5	14.6	14.9
Stock-based compensation	62.3	67.2	66.3
Restructuring and other charges	-	38.8	48.4
Non-cash interest expense	-	-	8.2
NON-GAAP INCOME BEFORE INCOME TAXES	$236.5	$347.2	$230.1

PROVISION FOR INCOME TAXES	$71.3	$29.6	$10.7
Adjustment:
Income tax effect of non-GAAP adjustments	15.1	33.4	27.5
Settlement of income tax audit	(47.4)	-	-
NON-GAAP PROVISION FOR INCOME TAXES	$39.0	$63.0	$38.2

NET INCOME PER SHARE	$0.27	$0.59	$0.23
Adjustments:
Amortization of intangible assets	0.04	0.04	0.04
Stock-based compensation	0.19	0.20	0.18
Restructuring and other charges	-	0.11	0.13
Non-cash interest expense	-	-	0.02
Income tax effect of non-GAAP adjustments	(0.04)	(0.10)	(0.08)
Settlement of income tax audit	0.14	-	-
NON-GAAP NET INCOME PER SHARE	$0.60	$0.84	$0.53

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY15	Q4'FY14	Q1'FY14

Gross margin-GAAP	63.0%	63.2%	60.0%
Cost of revenues adjustments	1.4%	1.2%	1.3%
Gross margin-Non-GAAP	64.3%	64.4%	61.3%

GAAP cost of revenues	$551.1	$607.0	$606.6
Cost of revenues adjustments:
Amortization of intangible assets	(14.3)	(14.3)	(14.3)
Stock-based compensation	(5.9)	(5.3)	(5.3)
Non-GAAP cost of revenues	$530.9	$587.4	$587.0

Revenues	$1,489.2	$1,649.0	$1,516.2

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY15	Q4'FY14	Q1'FY14

Product gross margin-GAAP	55.3%	56.5%	51.7%
Cost of product revenues adjustments	1.7%	1.4%	1.6%
Product gross margin-Non-GAAP	57.1%	58.0%	53.3%

GAAP cost of product revenues	$394.2	$453.2	$449.9
Cost of product revenues adjustments:
Amortization of intangible assets	(13.7)	(13.7)	(13.7)
Stock-based compensation	(1.5)	(1.4)	(1.3)
Non-GAAP cost of product revenues	$379.0	$438.1	$434.9

Product revenues	$882.6	$1,042.8	$930.8

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q1'FY15	Q4'FY14	Q1'FY14

Services gross margin-GAAP	61.4%	61.5%	58.2%
Cost of service revenues adjustments	1.3%	1.2%	1.3%
Services gross margin-Non-GAAP	62.7%	62.7%	59.5%

GAAP cost of service revenues	$148.7	$145.8	$149.2
Cost of product revenues adjustments:
Amortization of intangible assets	(0.6)	(0.6)	(0.6)
Stock-based compensation	(4.4)	(3.9)	(4.0)
Non-GAAP cost of service revenues	$143.7	$141.3	$144.6

Service revenues	$385.3	$378.7	$356.9

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY15	Q4'FY14	Q1'FY14

GAAP effective tax rate	44.6%	13.1%	11.6%
Adjustments:
Tax effect of non-GAAP adjustments	(8.1%)	5.1%	5.0%
Settlement of income tax audit	(20.0%)	-	-
Non-GAAP effective tax rate	16.5%	18.1%	16.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY15	Q4'FY14	Q1'FY14
Net cash provided by operating activities	$215.5	$369.5	$285.8
Purchases of property and equipment	(58.4)	(56.0)	(65.3)
Free cash flow	$157.1	$313.5	$220.5

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q1'FY15	Q4'FY14	Q1'FY14
Annualized inventory turns- GAAP	21	20	21
Cost of revenues adjustments	(1)	(1)	(1)
Annualized inventory turns-Non-GAAP	20	19	20

GAAP cost of revenues	$551.1	$607.0	$606.6
Cost of revenues adjustments:
Amortization of intangible assets	(14.3)	(14.3)	(14.3)
Stock-based compensation	(5.9)	(5.3)	(5.3)
Non-GAAP cost of revenues	$530.9	$587.4	$587.0

Inventory	$104.2	$122.4	$116.5

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2015

Second Quarter
Fiscal 2015

Non-GAAP Guidance - Net Income Per Share	$0.66 - $0.71

Adjustments of Specific Items to
Net Income Per Share for the Second
Quarter Fiscal 2015:

Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.20)
Income tax effect of non-GAAP adjustments	0.04
Total Adjustments	(0.21)

GAAP Guidance - Net Income Per Share	$0.45 - $0.50